UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2006

Z YACHTS, INC. (Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation)

0001333675 (Commission File Number)	20-2725030 (IRS Employer Identification No.)

5755 Northpoint Pwky, Suite 53 Alpharetta, GA 30022 (Address of Principal Executive Offices)	30005 (Zip Code)

(877) 885-1650 (Registrant’s Telephone Number, Including Area Code)

3598 Old Milton Pkwy Alpharetta, GA (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 30, 2005, Jon DeLaurie resigned as a director of Z Yachts, Inc. (the “Company”).

On June 30, 2006, in connection with Mr. DeLaurie’s resignation and in anticipation of filling the vacancy created by Mr. DeLaurie’s resignation but not the vacancy created by a prior resignation of Mr. Jason Eck as a director which occurred in May 2006, the Company decreased the size of the Board of Directors from four to three. On that same date, the Company appointed Mr. Jason Eck to rejoin the Board of Directors to fill the vacancy created by Mr. DeLaurie’s resignation.

On June 30, 2006, Mr. Eck, age 35, was also elected and named as the Director of Operations for the Company. There is currently no material terms of any employment agreement between the Company and Mr. Eck. Should this information be later determined or become available the Company undertakes to file an amendment containing such information.

Mr. Eck served as the Chief Operating Officer of the Company (including our predecessor Z Yachts LLC) from November 2002 to May 2006, and also as a Director of the Company from April 2005 to May 2006.

Mr. Eck owned and operated his own oil change business called Speedy XChange based in Lake Geneva Wisconsin from November 2001 through December 2002.

From October 1986 through November 2001 Mr. Eck was involved with the development planning and management for RemJak Real Estate.

Mr. Eck received a degree in International Business from St. Norberts University in 1992.

Mr. Eck and the Company have not entered into an employment agreement, and the terms of any employment agreement in which they may enter into has not been determined, as of the filing of this report.

Mr. Eck has not  been named to any committees of the Company's Board of Directors, and any committees of the Company's Board of Directors  to  which  Mr. Eck  may  be  named  have not been determined  as  of  the filing  of  this  report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
Date: July 6, 2006	Z YACHTS, INC. By: /s/ Regina F. Fuller____________ (Signature) Name: Regina F. Weller Title: Chief Financial Officer and Chief Accounting Officer

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